                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[ ]      Confidential, for use of the Commission only

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material under Rule 14a-12

                                 i3 MOBILE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.

      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:

      (5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)    Amount Previously Paid:

      (2)    Form, Schedule or Registration Statement No.:

      (3)    Filing Party:

      (4)    Date Filed:

                                I3 MOBILE, INC.
                               181 HARBOR DRIVE
                          STAMFORD, CONNECTICUT 06902


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2002



To the Stockholders of i3 Mobile, Inc.:


     The Annual Meeting of Stockholders of i3 Mobile, Inc. ("us, "we" or the "Company") will be held at the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, 11th Floor, New York, New York, on May 22, 2002, at 9:00 a.m. local time.


   The meeting will be held for the following purposes:


    1. To elect two Class I directors to serve until our 2005 annual meeting of stockholders and until their respective successors shall be elected and shall qualify (Proposal 1);


    2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 50,000,000 shares to 75,000,000 shares (Proposal 2);


    3. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2002 (Proposal 3); and


    4. To transact such other business as may properly come before the meeting or any and all adjournments thereof.


     Our Board of Directors has fixed the close of business on March 29, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any and all adjournments thereof. Consequently, only the holders of record of our common stock at the close of business on March 29, 2002 are entitled to notice of and to vote at the meeting and at any and all adjournments thereof.


     Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card, and return it promptly in the enclosed envelope to ensure your representation at the meeting.


     You may view our proxy material at http://www.i3mobile.com. You are cordially invited to attend the meeting and, if you do so, you may personally vote, regardless of whether you have signed a proxy.


                                          By Order of the Board of Directors,



                                          JOHN A. LACK,
                                          President and Chief Executive Officer




Stamford, Connecticut
Dated:  April 12, 2002

                                I3 MOBILE, INC.
                               181 HARBOR DRIVE
                          STAMFORD, CONNECTICUT 06902


                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

     This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of i3 Mobile, Inc. ("us", "we" or the "Company"), a Delaware corporation, to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Wednesday, May 22, 2002, at 9:00 a.m. local time, at the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, 11th Floor, New York, New York, and at any and all adjournments thereof. The principal executive offices of the Company are located at 181 Harbor Drive, Stamford, Connecticut 06902. This proxy statement and the accompanying proxy card are first being mailed to the holders of record of our common stock on or about April 17, 2002.

   Stockholders represented at the meeting will consider and vote upon:

     (i) the election of two Class I directors to serve until our 2005 annual meeting of stockholders;

     (ii) a proposal to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 shares to 75,000,000 shares;

     (iii) a proposal to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2002; and

     (iv) such other business as may properly come before the meeting or any and all adjournments thereof.

   We are not aware of any other business to be presented for consideration at the meeting.


                       VOTING AND SOLICITATION OF PROXIES

     Only stockholders of record at the close of business on March 29, 2002 are entitled to vote at the meeting. As of the record date, 22,564,840 shares of common stock were outstanding. For each proposal submitted for stockholder consideration at the meeting, each common stockholder is entitled to one vote for each share of common stock held of record on March 29, 2002. The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the meeting is necessary to constitute a quorum for the conduct of business at the meeting. The election of each nominee for director requires the approval of a plurality of the total number of votes cast. Abstentions will be considered shares present for purposes of determining whether a quorum is present at the meeting and, therefore, will have the same legal effect as a vote against a motion presented at the meeting. Broker non-votes will be considered as shares not entitled to vote and will, therefore, not be considered in the tabulation of votes. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the meeting in accordance with the directions on the proxies. A proxy may be revoked at any time prior to final tabulation of the votes at the meeting. Stockholders may revoke proxies by written notice to our General Counsel, by delivery of a proxy bearing a later date or by revocation in person at the meeting. If no direction is indicated, the shares represented by properly executed proxies will be voted in favor of the Board of Director's nominees for directors, as listed in this proxy statement and in favor of the other proposals listed in this proxy statement. The persons named in the proxies will also have discretionary authority to vote all proxies with respect to any additional matters that are properly presented for action at the meeting. Each of the executive officers and directors has indicated his intent to vote all shares of common stock owned or controlled by him in favor of the Board of Directors' nominees for directors and in favor of each item set forth herein.

     The proxy solicitation is made by and on behalf of the Board of Directors. Solicitation of proxies for use at the meeting may be made in person or by mail, telephone or telegram, by our officers and regular employees. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. We will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders.


                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes. Initially, directors of Class I were elected to hold office for a term expiring at the annual meeting of stockholders in 2002, directors of Class II were elected to hold office for a term expiring at the annual meeting of stockholders in 2003, and directors of Class III were elected to hold office for a term expiring at the annual meeting of stockholders in 2004. At each annual meeting of stockholders following the initial classification and election, the respective successors of each class shall be elected for three-year terms. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, each class consisting, as nearly as possible, of one-third the total number of directors. Newly created directorships resulting from any increase in the number of authorized directors and vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes are filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Company's Restated Certificate of Incorporation provides that the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at
9. Three seats on the Board of Directors, two of which are currently held by Don Ohlmeyer and W. Peter Daniels, and one of which is vacant following the March 2002 resignation of Robert M. Unnold, have been designated as Class I Board seats, with the term of the directors occupying such seats expiring as of the annual meeting of stockholders in 2002. We have been advised that Mr. Ohlmeyer declines to stand for re-election at the annual meeting of stockholders in 2002, although he will remain a director until the time of the election of his successor. Accordingly, W. Peter Daniels and Roger L. Werner, Jr. are being nominated for election as Class I directors, and there will remain one vacancy in the class. The Company has no immediate plans to fill that vacancy, but may do so in the future.

     Mr. Daniels is the only nominee for election to this class who is currently a Board member of the Company who was previously elected by the stockholders. If elected at the annual meeting, each of the two nominees would serve until the annual meeting of stockholders in 2005 and until his or her successor is elected and qualified, or until such director's earlier death, resignation or removal. There is no family relationship between any of our directors and executive officers.

     Proxies not marked to the contrary will be voted "FOR" the election to the Board of Directors of each nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the current directors. Each of the following nominees has consented to be named a nominee in this proxy statement and to serve as a director if elected:

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE NOMINEES LISTED BELOW.


                            CLASS I BOARD NOMINEES




                                                                     DIRECTOR
NAME AND AGE                         PRINCIPAL OCCUPATION             SINCE
--------------------------   ------------------------------------   ---------
W. Peter Daniels, age 47                   President                1991
                              Medical Center of Ocean County, NJ

     Mr. Daniels was elected a director of the Company in July 1991. Since March 2002, Mr. Daniels has been the President of the Medical Center of Ocean County, New Jersey. From November 1999 until March 2002, Mr. Daniels served as the President and Chief Executive Officer of Southampton Hospital in Southampton, New York. From January 1995 until November 1999, Mr. Daniels was the Chief Operating Officer of Winthrop University Hospital in Mineola, New York.




                                                             DIRECTOR
NAME AND AGE                       PRINCIPAL OCCUPATION       SINCE
------------------------------   ------------------------   ---------
Roger L. Werner, Jr., age 52         President and CEO      N/A
                                  High Speed Video, Inc.

     Since January 2002, Mr. Werner has been the President and CEO of High Speed Video, Inc. From August 1994 until September 2001, Mr. Werner served as Chief Executive Officer of the Speedvision and Outdoor Life cable networks, which he founded in August 1994. From 1990 until 1994, Mr. Werner helped develop five regional cable sports networks. Mr. Werner served as Chief Executive Officer of ESPN, Inc. from 1988 until 1990, and as its Chief Operating Officer from 1982 until 1988.


REQUIRED VOTE

     THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING WILL BE REQUIRED FOR THE ELECTION OF DIRECTORS. BROKER NON-VOTES AND ABSTENTIONS ARE NOT TREATED AS VOTES CAST FOR THIS PURPOSE AND HAVE NO EFFECT ON THE OUTCOME OF THE VOTE.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2003:




                                                           DIRECTOR
NAME AND AGE                    PRINCIPAL OCCUPATION        SINCE
--------------------------   --------------------------   ---------
James A. Johnson, age 63     Managing General Partner     1998
                             Apex Investment Partners

     Mr. Johnson has been a member of the board of directors since August 1998. Since 1987, Mr. Johnson has been a managing general partner of Apex Venture Partners, a Chicago-based venture capital firm, which he co-founded in 1987. Prior to 1987, he was one of the three founding partners of Knightsbridge Partners, a private investment firm. Previously, Mr. Johnson was associated with Beatrice Foods, serving in a number of positions, including Chief Financial Officer of the parent corporation and Senior Vice President of the US Foods operating subsidiary.




                                                        DIRECTOR
NAME AND AGE                   PRINCIPAL OCCUPATION      SINCE
---------------------------   ----------------------   ---------
Matthew J. Stover, age 46            Chairman          2000
                                 LKM Ventures, LLC

     Mr. Stover has been a member of the Board of Directors since July 2000. Since January 2000, Mr. Stover has been the Chairman of LKM Ventures, LLC, an investment management and advisory firm. From May 2000 to June 2001, Mr. Stover also served as the President and then President and Chief Executive Officer of edu.com, Inc. a marketing services company that facilitated partnerships and commerce between colleges and universities and Fortune 500 companies. From January 1994 to December 1999, he was the Group President of Directory Services for Bell Atlantic Corporation and its predecessor, NYNEX Information Services Group. Mr. Stover is also a director of Clickmarks, Inc. and DCCI, Inc. and is a trustee of the Committee for Economic Development. He is a former director of Infoseek Corporation.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2004:




                                                                    DIRECTOR
NAME AND AGE                       PRINCIPAL OCCUPATION              SINCE
----------------------   ---------------------------------------   ---------
John A. Lack, age 57     President and Chief Executive Officer     2000
                                     i3 Mobile, Inc.

     Mr. Lack joined i3 Mobile on November 20, 2000 as its President, Chief Executive Officer and a member of the board of directors. From January 2000 to November 2000, he was President of Digitar, Inc., a consulting firm to the media and telecommunications industries. From May 1998 to December 1999, he served as Chief Operating Officer of STREAM, Telecom Italia's digital content and pay television company. From March 1996 to April 1998, he was the Chief Executive Officer of a joint venture between Acclaim Entertainment, Inc. and Tele-Communications, Inc. for the creation of interactive video game channels. Mr. Lack served as an Executive Vice President of ESPN, Inc. from 1994 to 1996. In his career, Mr. Lack has compiled over thirty years experience in the communications and entertainment industries, most notably as a creator of MTV, The Movie Channel, Nickelodeon and ESPN-2.




                                                             DIRECTOR
NAME AND AGE                      PRINCIPAL OCCUPATION        SINCE
----------------------------   --------------------------   ---------
Stephen G. Maloney, Age 45     Executive Vice President     1991
                                       MSA Limited

     Mr. Maloney has been a member of the board of directors since 1991. Since September 2001, Mr. Maloney has served as Executive Vice President of MSA Limited, a New York based provider of anti-terrorism services and technology. From November 20, 2000 to August 31, 2001, Mr. Maloney served as our Chairman of the Board of Directors and Chief Strategist. Prior thereto, he was our Chief Executive Officer from September 1999 and our President and a director since he co-founded our company with Mr. Unnold in 1991. From February 1987 to April 1994, Mr. Maloney was Senior Vice President for Operations of Our Lady of Mercy Medical Center, a teaching hospital located in the Bronx, New York. Prior to that, from February 1984 until January 1987, he served as a Vice President of Misericordia Medical Center. In March 2001, Mr. Maloney was appointed to serve on the board of directors of the Connecticut Development Authority.




                                                          DIRECTOR
NAME AND AGE                    PRINCIPAL OCCUPATION       SINCE
---------------------------   ------------------------   ---------
                                       Member
J. William Grimes, age 60      BG Media Investors LLC    1999

     Mr. Grimes has served as the Chairman of the Board of the Company since August 2001, and has been a member of the board of directors since February 1999. Since 1996, Mr. Grimes has been a Member of BG Media Investors LLC, a company he founded. BG Media Investors LLC is a private equity capital firm specializing in investments in media and telecommunications companies. From 1994 until 1996, Mr. Grimes was the Chief Executive Officer of Zenith Media, a media services agency. From 1991 until 1993, he served as Chief Executive Officer of Multimedia, Inc., a diversified media company that merged into Gannett Co., Inc. in 1995. From 1988 through 1991, Mr. Grimes was President and Chief Executive Officer of Univision Holdings, Inc., the largest Spanish language media company in the United States. From 1982 through 1988, Mr. Grimes was President and Chief Executive Officer of ESPN, Inc. Mr. Grimes also serves on the board of directors of InterVU, Inc., and is an Executive Director of the New School University's "Media Management Program."

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held ten (10) meetings during the fiscal year ended December 31, 2001. During fiscal 2001, the Board of Directors had three committees: the Audit Committee, the Executive

Committee and the Compensation Committee. During fiscal 2001, all directors attended 75% or more of the Board of Directors meetings and meetings of committees on which they served. One current member of the Board of Directors, Donald Ohlmeyer, will not stand for re-election. Robert M. Unnold, a director since 1991, resigned from the Board of Directors effective March 15, 2002.

     The Audit Committee, which as of the end of fiscal 2001 was comprised of Messrs. Daniels, Ohlmeyer, Unnold and Johnson (Committee Chairman), met four
(4) times during such fiscal year. Three of the four members of the Audit Committee are independent directors within the meaning of Rule 4200 (a) (15) of the Rules of the National Association of Securities Dealers, Inc. The board determined that it is in the best interests of the Company and our shareholders to appoint Mr. Unnold, a founder and our former Chairman of the Board, to be a member of the Audit Committee, based on his knowledge and understanding of our "Powered by i3 Mobile" legacy product line (which accounted for all of our revenue in 2001), and to provide his valuable insight as we transitioned to our new business model in 2001. The Audit Committee meets with the Company's management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent accountants to be retained and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls.

     The Compensation Committee, which as of the end of fiscal 2001 was comprised of Messrs. Grimes, Lack, Maloney, and Stover (Committee Chairman), met five (5) times during such fiscal year. The Compensation Committee recommends, reviews and oversees the salaries, benefits and stock options for our employees, directors and other individuals compensated by us. The Compensation Committee also administers our incentive compensation and benefit plans. The Compensation Committee reports to the Board of Directors.

     The Executive Committee, which as of the end of fiscal 2001 was comprised of Messrs. Grimes, Johnson, Lack and Stover met eighteen (18) times during such fiscal year. The Executive Committee acts from time to time on behalf of the Board of Directors in managing the business and affairs of our Company (except as limited by Delaware law or our bylaws) and is delegated certain assignments and functions by the Board of Directors.

DIRECTOR COMPENSATION

     The Board of Directors adopted the Directors Compensation Program in July 2000, as amended in March 2002. Under the Directors Compensation Program, which is managed by the Compensation Committee and administered by our President and Secretary, directors are entitled to reimbursement for reasonable travel expenses related to attendance at Board meetings and are eligible to participate in our 2000 Stock Incentive Plan in accordance with the Directors Compensation Program. Each individual non-employee director who first serves after the adoption of the Directors Compensation Program will receive a fully-vested option to purchase 20,000 shares of our common stock. Thereafter, each eligible non-employee director will receive an option to purchase 10,000 shares at the annual meeting of stockholders. This annual option grant will vest 25% at the date of the first board meeting following such annual meeting, and 25% during each of the following three calendar quarters. Director appointments made mid-term will receive such option on a quarterly pro rata basis. If a director ceases to serve as a director for any reason other than death or disability, all vested options are exercisable within 90 days of the termination date.

     On September 25, 2001, the Board of Directors granted J. William Grimes, our Chairman of the Board, an option to purchase 100,000 shares of our common stock at an average exercise price of $7.00 per share. The Board has also approved providing Mr. Grimes with use of a Company leased vehicle at a monthly cost of approximately $1,000.

                                   PROPOSAL 2
                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
        TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

     The Board of Directors, by resolution adopted on March 26, 2002, unanimously approved and recommended for approval by our stockholders an amendment to our Restated Certificate of Incorporation that would increase the number of authorized shares of our common stock to 75,000,000. The stockholders are now being asked to approve this proposed amendment.

     Our Restated Certificate of Incorporation currently authorizes the issuance by the Company of up to 50,000,000 shares of common stock. As of March 31, 2002, there were approximately 22,500,000 shares of common stock issued and outstanding, approximately 4,000,000 shares of common stock reserved for issuance under our various stock plans and approximately 23,500,000 shares of common stock remaining available for future issuance. No preferred shares are issued or outstanding.

     The Board believes that the proposed increase is desirable so that we will have more flexibility to issue shares as needed in connection with future opportunities for expanding our business through investments or acquisitions, possible future stock dividends or stock splits, and for other general corporate purposes. There are no preemptive rights with respect to our common stock and there currently is no specific use planned for any of the additional shares being proposed for authorization under this proposal. Authorized but unissued shares of our common stock may be issued at such times, for such purposes and for such consideration as the Board may determine to be appropriate without further authority from our stockholders, except as otherwise required by applicable law or Nasdaq policies. The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership; depending upon the price at which they are issued, they could be either dilutive or nondilutive to the existing stockholders. The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control without further action by the stockholders. Shares of authorized and unissued common stock could be issued in one or more transactions which would make a change in control more difficult, and therefore less likely. We previously adopted certain measures that may have the effect of helping to delay or resist an unsolicited takeover attempt. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us.

     The additional shares may be issued at such times, for such purposes and for such consideration as the Board of Directors of the Company may determine to be in the best interests of the Company and its stockholders and, except as otherwise required by applicable law, without further authority from the stockholders of the Company.

     The text of the amendment to the Restated Certificate of Incorporation is set forth as Appendix A hereto.


REQUIRED VOTE

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING WILL BE REQUIRED TO APPROVE THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION. BROKER NON-VOTES AND ABSTENTIONS ARE NOT TREATED AS VOTES CAST FOR THIS PURPOSE AND HAVE NO EFFECT ON THE OUTCOME OF THE VOTE.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE CHARTER AMENDMENT.


                                  PROPOSAL 3
                      RATIFICATION OF THE APPOINTMENT OF
                              INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee of the Board of Directors, none of whose members is one of our officers, our Board of Directors has selected the firm of PricewaterhouseCoopers LLP, as independent auditors, for our fiscal year ending December 31, 2002, subject to ratification by the stockholders. PricewaterhouseCoopers LLP served as our independent auditors during fiscal 2001. If the appointment of the firm of PricewaterhouseCoopers LLP is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will be afforded an opportunity to make a statement and will be available to respond to inquiries from stockholders.


                     FEES CHARGED BY INDEPENDENT AUDITORS


AUDIT FEES


     Fees paid to PricewaterhouseCoopers LLP for audit services and reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2001 were $175,600.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES


     None.


ALL OTHER FEES


     All other fees billed by PricewaterhouseCoopers LLP for services rendered to the Company for fiscal 2001 totaled $22,447, which represented fees for tax planning and tax consulting services.


     After due consideration, the Audit Committee has determined that the provision of the above services (other than audit services) is compatible with maintaining the independence of PricewaterhouseCoopers LLP.


REQUIRED VOTE


     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING WILL BE REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002. BROKER NON-VOTES AND ABSTENTIONS ARE NOT TREATED AS VOTES CAST FOR THIS PURPOSE AND HAVE NO EFFECT ON THE OUTCOME OF THE VOTE.


     THE AUDIT COMMITTEE AND THE BOARD RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding ownership of the common stock of the Company as of March 29, 2002 by each person known to us to own beneficially more than 5% of our outstanding common stock, by each person who is a director or nominee, by each of our executive officers named in the Summary Compensation Table and by all of our directors and executive officers as a group. The information contained in the table was furnished by the persons listed therein. The calculations of the percentage of shares beneficially owned are based on 22,564,840 shares of common stock outstanding on March 29, 2002, plus, with respect to each such person, the number of additional shares issuable upon exercise of outstanding warrants and options that are exercisable within sixty (60) days of March 29, 2002. Unless otherwise indicated, the address of each stockholder is c/o i3 Mobile, Inc., 181 Harbor Drive, Stamford, Connecticut 06902.




                                                                      PERCENTAGE OF
                                            AGGREGATE NUMBER OF           CLASS
NAME AND ADDRESS                       SHARES BENEFICIALLY OWNED(1)    OUTSTANDING
------------------------------------- ------------------------------ --------------
John A. Lack ........................              265,000(2)               1.1
John McMenamin ......................               83,334(3)                *
Wes Trager ..........................               66,667(4)                *
Bryan McCann ........................               66,667(5)                *
Ed Fletcher .........................               16,277(6)                *

W. Peter Daniels
 c/o Southhampton Hospital
 240 Meeting House Lane
 Southampton, NY 11968 ..............              238,500(7)               1.0

J. William Grimes
 c/o BG Media Investors L.P.
 400 Madison Avenue
 New York, NY 10017 .................            4,840,100(8)              21.4

James A. Johnson
 c/o Apex Venture Partners
 225 W. Washington Street, Suite 1450
 Chicago, IL 60606 ..................              634,984(9)               2.7

Stephen G. Maloney
 1766 Shippan Avenue
 Stamford, CT 06902 .................            1,539,166(10)              6.8

Donald Ohlmeyer
 9920 Tower Lane
 Beverly Hills, CA 90210 ............               30,000(11)               *

Matthew J. Stover
 c/o LKM Ventures LLC
 6 Basswood Lane
 Andover, MA 01810 ..................               30,700(12)               *

Roger L. Werner, Jr.
 16 Barnstable Lane
 Greenwich, CT 06830 ................                    0                   *

                                                                                                       PERCENTAGE OF
                                                                             AGGREGATE NUMBER OF           CLASS
NAME AND ADDRESS                                                        SHARES BENEFICIALLY OWNED(1)    OUTSTANDING
---------------------------------------------------------------------- ------------------------------ --------------
Robert M. Unnold
 52 Lanark Road
 Stamford, CT 06902 ..................................................            2,056,500(13)              9.1

BG Media Investors L.P.
 400 Madison Avenue
 New York, NY 10017 ..................................................            4,821,600                 21.4

Keystone Venture IV, L.P.
 1601 Market Street
 Suite 2500
 Philadelphia, PA 19103 ..............................................            1,125,858                  5.0

All directors and executive officers as a group (12 persons) .........            6,930,066(14)             29.6

----------
 *   Less than one (1%) percent.

 (1) Includes shares issuable upon the exercise of warrants and options which are exercisable within the next 60 days.

 (2) Includes 265,000 shares issuable upon the exercise of options.

 (3) Includes 83,334 shares issuable upon the exercise of options.

 (4) Includes 66,667 shares issuable upon the exercise of options.

 (5) Includes 66,667 shares issuable upon the exercise of options.

 (6) Includes 16,277 shares issuable upon the exercise of options.

 (7) Includes 17,500 shares issuable upon the exercise of options.

 (8) Includes 17,500 shares issuable upon the exercise of options, and 4,821,600 shares of common stock held by BG Media Investors L.P. Mr. Grimes is the Chairman of the Board of i3 Mobile and Managing Member of BG Media Investors LLC, the General Partner of BG Media Investors L.P. Mr. Grimes disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

 (9) Consists of 195,984 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of $3.00 per share held by Apex Investment Fund III, L.P. and Apex Strategic Partners, LLC, and 421,500 shares of common stock held by Apex Investment Fund III, L.P. and Apex Strategic Partners, LLC. Mr. Johnson is a director of i3 Mobile and President of Stellar Investment Co., the Managing Member of Apex Management III, LLC, which is the General Partner of Apex Investment Fund III, L.P. and the Manager of Apex Strategic Partners, LLC. Mr. Johnson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes options to purchase 17,500 shares of common stock.

(10) Includes 75,000 shares issuable upon the exercise of options, and 266,809 shares of common stock issued to Maloney GRAT, an entity controlled by Mr. Maloney.

(11)  Includes 30,000 shares issuable upon the exercise of options.

(12)  Includes 30,000 shares issuable upon the exercise of options.

(13) Includes 22,500 shares issuable upon the exercise of options, 1,566,440 shares of common stock issued to RMU Management LLC, an entity controlled by Mr. Unnold and 459,000 shares held by Wedbush Securities for the benefit of Mr. Unnold.

(14) Includes 868,929 shares issuable upon the exercise of warrants and options.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than ten percent of the common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Directors, executive officers and greater than ten percent stockholders are required to furnish us with copies of all such forms that they file.

     To the Company's knowledge, based solely on the review of such forms furnished to us and written representations that no other reports are required, we believe that during fiscal 2001, our directors, executive officers and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirements on a timely basis.

     As a result of certain modifications to the insider trading rules, and in particular, the promulgation of SEC Rule 10b5-1, we have revised our insider trading policy to allow certain officers and directors to establish pre-established trading plans. Rule 10b5-1 allows certain officers and directors to establish written programs that permit an independent person who is not aware of insider information at the time of the trade to execute pre-established trades of our securities for the officer or directors according to fixed parameters. As of March 30, 2002, Steven G. Maloney and RMU Management LLC, an entity controlled by Robert M. Unnold, have established such trading plans. We will disclose in future filings with the SEC the name of any additional officers or directors who establish trading plans in compliance with Rule 10b5-1.


                               EXECUTIVE OFFICERS

   The names and ages of our executive officers as of March 31, 2002 are as follows:




EXECUTIVE OFFICERS              AGE                           POSITION
----------------------------   -----   ------------------------------------------------------
John A. Lack ...............   57      President and Chief Executive Officer
John J. McMenamin ..........   47      Executive Vice President, Sales
Wes Trager .................   49      Executive Vice President and Chief Technology Officer
Edward Fletcher ............   31      Senior Vice President, Finance
Shari Leventhal ............   40      Senior Vice President, Marketing
Bryan McCann ...............   44      Senior Vice President, Products and Services

     For a biographical summary of Mr. Lack, see "Election of Directors."

     JOHN MCMENAMIN has served as our Executive Vice President, Sales since February 2002. From December 1999 to November 2000, Mr. McMenamin served in a similar capacity with NBC Internet, Inc. From June 1999 to December 1999, Mr. McMenamin served as Vice President and General Manager of Sponsorship for iVillage.com. From August 1998 to June 1999, he served as an independent consultant to the media industry. From December 1997 to August 1998, Mr. McMenamin served as President and Chief Executive Officer of C3 Communications, Inc., an interactive media company. From 1991 through 1997, Mr. McMenamin served in various positions at TimeWarner/Turner and most recently held the position of President of Turner Private Networks.

     WES TRAGER has served as our Chief Technology Officer since December 2000. From April 1998 to December 2000 he served as Vice President of Engineering for Global Payment Technologies (GPT), a technology solutions provider for the gaming industry, and from November 1998 to November 2000 he served as technology chairman for the Gaming Manufacturers Association. From April 1997 to April 1998, he served as an independent consultant in the field of consumer product development. Additionally, from March 1993 to April 1997 he served as Vice President of Advanced Technologies for Acclaim Entertainment, where he was instrumental in creating innovative, award-winning motion capture technologies for the interactive video game and entertainment industries. This technology has earned top honors at technical conferences around the world, including SIGGRAPH (USA), NICOGRAPH (Japan), IMAGINA (France), and LEAF (London).

     EDWARD FLETCHER has served as our Senior Vice President, Finance since December 2001. From July 2000 to December 2001, Mr. Fletcher served as our Controller. From October 1993 to July 2000, Mr. Fletcher served in a variety of capacities with Ernst & Young, LLP in its Assurance Advisory Business Services practice. Fletcher has a Bachelor of Science in Accounting from Fairfield University and is a Certified Public Accountant.


     SHARI F. LEVENTHAL has served as our Senior Vice President, Marketing since September 2001. From July 1996 to August 2001, Ms. Leventhal was Vice President of Marketing for Speedvision, a leading motorsports cable network. From August 1985 to July 1996, Ms. Leventhal served in various Marketing positions at ESPN, Inc. including Director of Marketing for ESPN and ESPN2, where she oversaw the execution advertising campaigns for SportsCenter, the NFL, College Football, the NHL, Major League Baseball, World Cup Soccer, and all ESPN2 Launch Promotions. Ms. Leventhal holds a B.S. from the Boston University College of Communications.


     BRYAN MCCANN has served as our Senior Vice President, Products and Services since April 2001. From October 1997 to April 2001, Mr. McCann held several different positions with Sprint PCS, including from August 2000 to April 2001 as Vice President, Wireless Data Services where he was responsible for product development and life cycle management for all mobile data services. From January 1999 to July 2000, he was Senior Director, Application Development and, from October 1997 to December 1998, he served as Director, Client Services. From August 1995 to October 1997, Mr. McCann was Director of Customer Service and Telecommunications of Implant Innovations, Inc., a manufacturer and distributor of oral surgical products.

                            EXECUTIVE COMPENSATION


EXECUTIVE COMPENSATION

     The following table sets forth information for each of the fiscal years ended December 31, 2001, 2000 and 1999 concerning compensation of all individuals serving as (i) chief executive officer during the fiscal year ended December 31, 2001, (ii) the four most highly compensated executive officers (other than CEO) who in each case were serving as executive officers during and at the end of the last completed fiscal year ending December 31, 2001 and (iii) two individuals for whom information would have been provided had they been serving as executive officer at the end of fiscal 2001:


                          SUMMARY COMPENSATION TABLE




                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                    ANNUAL COMPENSATION         SECURITIES
                                                ---------------------------     UNDERLYING         ALL OTHER
       NAME AND PRINCIPAL POSITION        YEAR      SALARY($)     BONUS($)      OPTIONS (#)     COMPENSATION (1)
---------------------------------------- ------ ---------------- ---------- ------------------ -----------------
John A. Lack
 President and Chief Executive Officer . 2001        300,000       30,000                            11,566
                                         2000         34,041       50,000         765,000(2)          1,041
Stephen G. Maloney(3)
 Chairman of the Board of Directors and
 Chief Strategist ...................... 2001        471,053(4)    56,250         150,000(5)        310,922(6)
                                         2000        225,000       52,500                             6,000
                                         1999        150,000       12,000                             6,000
John McMenamin
 Executive Vice President, Sales ....... 2001        214,187       45,000         250,000(7)         12,595

Wes Trager
 Executive Vice President and Chief
 Technology Officer .................... 2001        200,000       20,000
                                         2000          5,556       25,000         200,000(8)
Bryan McCann
 Executive Vice President, Products and
 Services .............................. 2001        141,667       64,000         200,000(9)          5,000

Michael P. Neuscheler (10)
 Executive Vice President and Chief
 Financial Officer ..................... 2001        184,423       13,000         100,000(11)       254,843(12)
                                         2000        150,000            0         200,000(13)         9,000
Edward Fletcher
 Senior Vice President, Finance ........ 2001        117,501       11,000          35,000(14)         3,586
                                         2000         49,860            0          26,000(15)

----------
 (1) The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. The amounts shown in this column include car allowance, 401(k) matching contributions and, where specifically noted, deferred severance payments.

 (2) Represents options to purchase 15,000 shares of our common stock at $5.63 per share, 250,000 shares of our common stock at $5.03 per share, 250,000 shares of our common stock at $7.03 per share and 250,000 shares of our common stock at $9.03 per share.

 (3) Mr. Maloney served as Chairman of the Board of Directors and Chief Strategist from November 20, 2000 to August 31, 2001, when his employment terminated.

 (4) Includes $249,130 paid in 2001 as severance pursuant to the terms of Mr. Maloney's employment agreement.

 (5) Represents options to purchase 50,000 shares of our common stock at $4.00 per share, 50,000 shares of our common stock at $6.00 per share and 50,000 shares of our common stock at $8.00 per share.

 (6) Includes $300,000 paid in 2002 as severance pursuant to the terms of Mr. Maloney's employment agreement.

 (7) Represents options to purchase shares of our common stock at $2.00 per share.

 (8) Represents options to purchase shares of our common stock at $1.875 per share.

 (9) Represents options to purchase shares of our common stock at $1.05 per share.

(10) Mr. Neuscheler served as Executive Vice President and Chief Financial Officer from January 10, 2000 to December 7, 2001 when his employment terminated.

(11) Represents options to purchase shares of our common stock at $2.41 per share.

(12) Includes $245,842 to be paid in 2002 as severance pursuant to the terms of Mr. Neuscheler's employment agreement.

(13) Represents options to purchase shares of our common stock at $7.92 per share.

(14) Represents options to purchase 10,000 shares of our common stock at $2.41 per share and 25,000 shares of our common stock at $1.96 per share.

(15) Represents options to purchase 10,000 shares of our common stock at $18.63 per share, 1,000 shares of our common stock at $6.94 and 15,000 shares of our common stock at $5.50 per share.


                       OPTION GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

     The following table shows information regarding options granted to the named executive officers during the year ended December 31, 2001, We have not granted any stock appreciation rights. None of the named executive officers exercised any stock options during fiscal 2001.




                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                    PERCENT OF                                     ANNUAL RATES OF STOCK
                                    NUMBER OF      TOTAL OPTIONS                                   PRICE APPRECIATION FOR
                                   SECURITIES       GRANTED TO       EXERCISE OR                       OPTION TERM(5)
                                   UNDERLYING      EMPLOYEES IN      BASE PRICE      EXPIRATION    ----------------------
              NAME                 OPTIONS(1)     FISCAL YEAR(2)      ($/SH)(3)       DATE(4)          5%          10%
-------------------------------   ------------   ----------------   ------------   -------------   ---------   ----------
John A. Lack ..................            0              --              --              --
Stephen G. Maloney ............       50,000            3.20%            4.00           2011(6)     125,779     318,748
                                      50,000            3.20%            6.00           2011(6)      25,779     218,748
                                      50,000            3.20%            8.00           2011(6)          --     118,748
John McMenamin ................      250,000           16.01%            2.00           2011        314,447     796,870
Wes Trager ....................            0              --              --              --             --          --
Bryan McCann ..................      200,000           12.80%            1.05           2011        126,923     326,717
Michael P. Neuscheler .........      100,000            6.40%            1.87           2011(7)     117,603     298,030
Edward Fletcher ...............       25,000            1.60%            1.96           2011         30,816      78,093
                                      10,000               *             2.41           2011         15,156      38,409

----------
 * Less than one (1%) percent.

(1) All options were granted under our 1995 and 2000 Stock Incentive Plans. All options were incentive stock options that vest in either monthly installments after the initial annual period or in annual installments over either three of four years, subject to immediate vesting in the event of a change in control of our company.

(2) Based upon options to purchase an aggregate of 1,561,500 shares of our common stock granted to employees in 2001.

(3) Certain of these options resulted in deferred compensation that will be recognized over the vesting period.

(4) The options have ten-year terms, subject to earlier termination upon death, disability or termination of employment.

(5) Potential gains are net of exercise price, but before taxes associated with exercise. We recommend caution in interpreting the financial significance of the figures representing the potential realizable value of the stock options. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the SEC. They assume that the fair value of the common stock appreciates 5% or 10% each year based on the value at date of grant, compounded annually, for ten years (the term of each option). They are not intended to forecast possible future appreciation, if any, of our stock price or to establish a present value of options. Also, if appreciation does occur at the 5% or 10% per year rate, the amounts shown would not be realized by the recipients until the year 2011. Depending on inflation rates, these amounts may be significantly less in 2011, in real terms, than their value today.

(6) Mr. Maloney's employment terminated on August 31, 2001. By agreement, of the 150,000 unvested options granted to Mr. Maloney in 2001, 50,000 shares have vested and remain exercisable until August 31, 2002. All other 2001 options were immediately terminated.

(7) Mr. Neuscheler's employment terminated on December 7, 2001. All unvested options were immediately terminated and all vested options have terminated unexercised.


                       AGGREGATE YEAR-END OPTION VALUES
                              (DECEMBER 31, 2001)




                                                                            VALUE OF UNEXERCISED
                                          NUMBER OF UNEXERCISED                 IN-THE-MONEY
                                      OPTIONS AT FISCAL YEAR-END(#)    OPTIONS AT FISCAL YEAR-END($)
                                     -------------------------------   ------------------------------
NAME                                  EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------------------------   -------------   ---------------   -------------   --------------
John A. Lack .....................      265,000          500,000       --                      --
Stephen G. Maloney ...............       75,000               --       --                      --
John McMenamin ...................           --          250,000       --                      --
Wes Trager .......................       66,667          133,333       --                      --
Bryan McCann .....................           --          200,000       --                  88,000
Michael P. Neuscheler(1) .........           --               --       --                      --
Ed Fletcher ......................        9,228           26,772       --                      --

----------
(1) Mr. Neuscheler's employment terminated on December 7, 2001. In connection with this termination, all unvested options were immediately terminated and all vested options have terminated unexercised.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On September 10, 2001, we entered into a note and security agreement with RMU Management, LLC an entity controlled by a Robert M. Unnold, then a director and an Audit Committee member. Under the terms of the note, we agreed to lend RMU Management, LLC the sum of $500,000, for a period of one year, at an interest rate equal to the prime rate plus two percent. The note is secured by 500,000 shares of our common stock owned by RMU Management, LLC.

     On November 27, 2001 we entered into a retainer agreement with LKM Ventures LLC, a company controlled by Matthew J. Stover, a director and Chairman of our Compensation Committee. Pursuant to the retainer agreement, LKM Ventures LLC will provide us with general business consulting services. The minimum term of the engagement is one (1) day per month over six (6) months commencing as of November 11, 2001. Our CEO, John A. Lack, will assign all work assignments to LKM Ventures LLC. All days in excess of 12 requires the prior written consent of the Chairman of the Board. The daily consulting rate payable to LKM Ventures LLC is $2,500.00 plus reasonable expenses.

     On August 31, 2001, the Company's employment of Stephen G. Maloney terminated. Under the terms of his termination agreement, we completely discharged our obligations to Mr. Maloney by paying him severance in the amount of $549,130. We will continue paying his health benefits through August 31, 2002.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     We previously entered into an employment agreement with John A. Lack, our President and Chief Executive Officer, dated as of November 20, 2000. The agreement will expire on December 31, 2003 but will automatically renew for additional one-year periods unless we provide notice of termination at least 90 days before the expiration of the term. Mr. Lack will receive an annual base salary of $300,000, subject to annual review by the Board of Directors. Mr. Lack is eligible to receive a bonus equal to 50% of his base salary upon our meeting certain agreed upon performance targets. Under the employment agreement with Mr. Lack, we have the right to terminate his employment at any time and for any reason. If we do so without cause, or if Mr. Lack terminates his agreement for "good reason," however, we must continue to pay salary and benefits until the later of 18 months from the date of termination or the balance of the term. We are also obligated to pay a similar severance benefit upon the disability of Mr. Lack. We maintain separate key-man insurance policy of $2,000,000 for Mr. Lack. Under Mr. Lack's employment agreement, "good reason" includes the acquisition by any person, directly or indirectly, of the securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities in a transaction to which Mr. Lack does not consent, or the future disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in a transaction to which Mr. Lack does not consent.

     We entered into an employment agreement dated as of January 1, 2001 with Stephen G. Maloney, our former Chairman of the Board and Chief Strategist. The agreement was set to expire on December 31, 2003, and would have automatically renewed for additional one-year periods unless we had given notice of termination at least 90 days before the expiration of the term. Under the agreement, Mr. Maloney was to receive an annual salary of no less than $300,000. We had the right to terminate Mr. Maloney's employment at any time and for any reason. If we did so without cause, however, we were required to continue paying his salary until the later of 18 months from the date of termination or the balance of the term. Mr. Maloney's employment terminated on August 31, 2001. We have completely discharged our obligations to Mr. Maloney by paying him severance in the amount of $549,130. We will continue paying his health benefits through August 31, 2002.

     We entered into an employment agreement dated as of January 10, 2000 with Michael P. Neuscheler, our former Executive Vice President and Chief Financial Officer. Under the agreement Mr. Neuscheler was to receive an annual salary of not less than $150,000. If he met certain performance goals, Mr. Neuscheler was entitled to receive incentive compensation of up to 50% of his base salary. Under the employment agreement with Mr. Neuscheler, we had the right to terminate his employment at any time and for any reason. If we did so without cause, however, we were required to continue paying his salary until the later of 18 months from the date of termination or the balance of the term. Mr. Neuscheler's employment was terminated on December 7, 2001. We have agreed to pay to Mr. Neuscheler severance in the amount of $250,342 and will continue paying his benefits through June 7, 2003.

     We entered into an employment agreement dated as of December 21, 2000 with Wes Trager, our Executive Vice President and Chief Technology Officer. The agreement will expire on December 21, 2002 but will automatically renew for additional one-year periods unless we give notice of termination at least 90 days before the expiration of the term. Pursuant to his agreement, Mr. Trager will receive an annual salary of not less than $200,000. If he meets certain performance goals, Mr. Trager is entitled to receive incentive compensation of up to 35% of his base salary. We have the right to terminate Mr. Trager's employment agreement at any time and for any reason. If we do so without cause, or if Mr. Trager terminates his agreement for "Good Reason Upon Change in Control" of the Company (as defined in Mr. Trager's employment agreement), we must continue to pay salary and benefits for 6 months from the date of termination. We are also obligated to pay a similar severance benefit upon the disability of Mr. Trager.


     We entered into an employment agreement dated as of February 21, 2001 with John McMenamin, our Executive Vice President, Sales. The agreement will expire on February 21, 2003, but will automatically renew for additional one-year periods unless we give notice of termination at least 90 days before the expiration of the term. Pursuant to the agreement, Mr. McMenamin will receive an annual salary of not less than $250,000. If he meets certain performance goals, Mr. McMenamin is entitled to receive incentive compensation of up to $150,000. We have the right to terminate Mr. McMenamin's employment agreement at any time and for any reason. If we do so without cause, or if Mr. McMenamin terminates his agreement for "Good Reason Upon Change in Control" of the Company or for "Change of CEO"(as defined in Mr. McMenamin's employment agreement), we must continue to pay salary and benefits until the later of 12 months from the date of termination or the balance of the term. We are also obligated to pay a similar severance benefit upon the disability of Mr. McMenamin.

     We entered into an employment agreement dated as of April 16, 2001 with Bryan McCann, our Senior Vice President, Products and Services. The agreement will expire on April 16, 2003, but will automatically renew for additional one-year periods unless we give notice of termination at least 90 days before the expiration of the term. Pursuant to the agreement, Mr. McCann will receive an annual salary of not less than $200,000. If he meets certain performance goals, Mr. McCann is entitled to receive incentive compensation of up to $100,000. We have the right to terminate Mr. McCann's employment agreement at any time and for any reason. If we do so without cause, or if Mr. McCann terminates his agreement for "Good Reason Upon Change in Control" of the Company (as defined in Mr. McCann's employment agreement), we must continue to pay salary and benefits for a period of 12 months from the date of termination. We are also obligated to pay a similar severance benefit upon the disability of Mr. McCann.

     We entered into an employment agreement dated as of December 10, 2001 with Ed Fletcher, our Senior Vice President, Finance. The agreement will expire on December 10, 2003, but will automatically renew for additional one-year periods unless we give notice of termination at least 90 days before the expiration of the term. Pursuant to the agreement, Mr. Fletcher will receive an annual salary of not less than $135,000. If he meets certain performance goals, Mr. Fletcher is entitled to receive incentive compensation of up to 25% of his base salary. We have the right to terminate Mr. Fletcher's employment agreement at any time and for any reason. If we do so without cause, however, we must continue to pay salary and benefits for 6 months from the date of termination. We are also obligated to pay a similar severance benefit upon the disability of Mr. Fletcher.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Stover, Grimes, Lack and Maloney served as members of our Compensation Committee during fiscal 2001. None of our executive officers has served as a member of the compensation committee, or other committee serving an equivalent function, of any other entity, whose executive officers served as a director of or a member of our Compensation Committee.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     General. The Compensation Committee of the Board is responsible for determining and administering our compensation policies for the remuneration of our executive officers. The Compensation Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective.

     Salaries. The policy is to provide salaries (i) that are approximately at the median of the salaries paid to similar executive officers in similar companies, adjusted in the Compensation Committee's or the Board of Director's subjective judgment to reflect differences in duties of the officers and differences in the size and stage of development of the companies, in order to attract and retain qualified executives and (ii) that compensate individual employees for their individual contributions and performance. The

Compensation Committee or the Board of Directors determines comparable salaries paid by other companies similar to us through its subjective evaluation of its members' knowledge of salaries paid by other companies, any studies conducted about our industry, salary requests of individuals interviewed by us for open positions and recommendations of management. The Compensation Committee or the Board of Directors subjectively evaluates this information and our financial resources and prospects to determine the salary and severance arrangements for an executive officer.

     Components of executive compensation. Historically, our executive employees have received cash-based and equity-based compensation.

     Cash-Based Compensation. Base salary represents the primary cash component of an executive employee's compensation and is determined by evaluating the responsibilities associated with an employee's position and the employee's overall level of experience. In addition, the Compensation Committee, in its discretion, may award bonuses. The Compensation Committee and the Board of Directors believe that our management and employees are best motivated through stock option awards and cash incentives.

     Equity-Based Compensation. Equity-based compensation principally has been in the form of stock options. The Compensation Committee and the Board of Directors believe that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management's focus on maximizing long-term stockholder value and thus provide a direct relationship between an executive's compensation and the stockholders' interests. No specific formula is used to determine stock option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee's overall past and expected future contributions to our success. Stock options granted from time to time to our executive employees, including the named executive officers, under our Incentive Stock Plans generally provide for acceleration of vesting in the event of a change in control of our company.

     Employment agreements and miscellaneous personal benefits. The Compensation Committee's and the Board of Director's policy has been to have employment agreements with certain of its executive officers to provide them with specified minimum positions, periods of employment, salaries, fringe benefits and severance benefits. These benefits are intended to permit the executive officer to focus his attention on performing his duties, rather than on the security of his employment, and to provide the officer with benefits deemed by the Compensation Committee or the Board to be suitable for the executive's office.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee and the Board of Directors recognize the unique skill and experience of the Chief Executive Officer. The philosophy, factors and criteria of the Compensation Committee and the Board generally applicable to our officers are also applicable to the Chief Executive Officer. The goal of the Compensation Committee in developing total compensation for the Chief Executive Officer was to provide a significant incentive to motivate and retain his services for a significant term. The current agreement with the Chief Executive Officer, which expires in December 2003, provides:

     Base Salary. Base salary of $300,000 per year. The Base Salary and other compensation of the Chief Executive Officer will be reviewed at least annually during the term of the current agreement with a view to increase such compensation based upon the then prevailing industry salary scales for equivalently valued businesses for the chief executive officer position, the Chief Executive Officer's performance, the performance of the Company, inflation and other relevant factors.

     Performance Bonus. A performance bonus shall be paid to the Chief Executive Officer, which shall be subject to the achievement of certain performance goals mutually agreed upon between the Chief Executive Officer and the Company, in an amount up to 50% of the Chief Executive Officer's Base Salary. The Chief Executive Officer is entitled to the Performance Bonus on a pro rata basis for partial achievement of the performance goals.

     Stock Options. The Company agreed to grant stock options to the Chief Executive Officer under its 2000 Stock Incentive Plan to acquire an aggregate of 750,000 shares of the Company's common stock. The options will generally vest equally over a three-year period. In fiscal 2001, the Chief Executive Officer did not receive any options to purchase common stock.

     In setting the above compensation package a number of factors were considered, including:

    o the unique skills and experience of the Chief Executive Officer;

    o total compensation of key executives at a select group of comparable companies; and

    o the importance of the Chief Executive Officer to the continued growth and success of the Company and the need to provide him with a significant incentive to motivate and retain his services for a three-year period.

     The Committee made decisions about Mr. Lack's compensation in accordance with his and the Company's performance against objectives. Base compensation was paid at $300,000, in accordance with his employment agreement. An annual performance bonus for 2001 of $30,000 was granted based on Mr. Lack's performance bonus objectives, the Company's results and the economic and competitive environment in 2001.

                                          COMPENSATION COMMITTEE (2001)


                                          MATHEW J. STOVER
                                          J. WILLIAM GRIMES
                                          JOHN A. LACK
                                          STEPHEN G. MALONEY


                         REPORT OF THE AUDIT COMMITTEE

     The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2001.

     The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, (Communications with Audit Committees) which includes, among other items, matters related to the conduct of the audit of our financial statements, including the auditor's judgments about the quality of the Company's accounting principles as applied to its financial reporting. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from us and our related entities, has considered the compatibility of nonaudit services with the auditors' independence and discussed with PricewaterhouseCoopers LLP their independence from us.

     The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix B to this proxy statement. Each of the members of the Audit Committee, except for Mr. Unnold who has been employed by us within the past three years, qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE (2001)


                                          JAMES A. JOHNSON
                                          W. PETER DANIELS
                                          DONALD OHLMEYER
                                          ROBERT M. UNNOLD

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following Performance Graph compares our performance with that of the Nasdaq Stock Market--Computer Index and the Nasdaq Stock Market--Telecommunications Index, each of which is a published industry index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on April 6, 2000 (the effective date our common stock was registered under the Securities Exchange Act of 1934, as amended), in our common stock and in the Nasdaq Stock--Computer Index and the Nasdaq Stock Market--Telecommunications Index and that all dividends were reinvested.

    COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE APRIL 6, 2000

                  i3 Mobile   Nasdaq Telecommuni   NasdaqsComputer Index
       Apr-00      117.19             89.43                 85.41
       May-00       49.22             74.76                 74.98
       Jun-00      114.84             86.64                 90.96
       Jul-00       82.81              77.1                 81.68
       Aug-00       56.63             78.39                 92.05
       Sep-00       42.19             69.16                 84.14
       Oct-00          34             60.41                 77.02
       Nov-00          25             43.94                 55.86
       Dec-00          25             44.03                 51.96
       Jan-01       19.14             55.28                 60.07
       Feb-01       11.72             44.05                 45.95
       Mar-01        5.86              38.8                 37.9
       Apr-01       10.44             40.33                 46.57
       May-01       15.44             37.92                 46.65
       Jun-01       18.13             36.74                 49.35
       Jul-01          16             33.32                 43.3
       Aug-01       17.75             29.48                 35.74
       Sep-01        18.5             26.75                 30.19
       Oct-01        12.5             26.11                 35.09
       Nov-01       13.13             28.86                 39.82
       Dec-01        9.31             29.48                 41.85




Value of $100 invested since April 6, 2000:


i3 Mobile, Inc. Common Stock ...............................    $  9.31
The Nasdaq Stock Market (Computer) Index ...................    $ 41.85
The Nasdaq Stock Market (Telecommunications) Index .........    $ 29.48

   Our closing price on December 31, 2001, the last trading day of fiscal
                               2001, was $1.49 per share.

                                 OTHER MATTERS

     The Board knows of no other matters which are likely to be brought before the meeting. If, however, any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

     Our Annual Report, including certain financial statements, consisting of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, is being mailed concurrently with this proxy statement to all persons who were holders of record of common stock at the close of business on March 29, 2002, which is the record date for voting purposes.

     Upon the written request of any stockholder, we will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Written requests for such report should be directed to our General Counsel, 181 Harbor Drive, Stamford, Connecticut 06902.


                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING


     Any eligible stockholder who wishes to present proposals for action at the next annual meeting of stockholders and who desires that such proposals be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting must submit their proposals in writing, to the attention of the Company's General Counsel, on or before November 30, 2002, and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals.


                                          By Order of the Board of Directors



                                          JOHN A. LACK
                                          President and Chief Executive Officer



Stamford, Connecticut
April 12, 2002

                      DOCUMENTS INCORPORATED BY REFERENCE


     The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Proxy Statement:


   I. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 0-18299);


   II. The information regarding the Company's common stock contained in the Registration Statement on Form S-1/A, filed on April 4, 2000 (File No. 333-94191).


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the date of the Meeting, shall be deemed to be incorporated by reference in this Proxy Statement and to be a part of this Proxy Statement from the respective dates of filings of such documents.


     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


     The Company undertakes to provide, without charge, to each person to whom this Proxy Statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests for such documents should be directed to the office of the Chief Financial Officer, i3 Mobile, Inc., 181 Harbor Drive, Stamford, Connecticut 06902. Telephone requests for such copies should be directed to the Chief Financial Officer at 203-428-3000.

                                  APPENDIX A


                       TEXT OF PROPOSED AMENDMENT OF THE


                   RESTATED CERTIFICATE OF INCORPORATION OF


                                I3 MOBILE, INC.

                               ----------------
     "FOURTH. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is 75,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and 50,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock")."

                                  APPENDIX B
                            AUDIT COMMITTEE CHARTER


ORGANIZATION

     There shall be a committee of the Board of Directors to be known as the Audit Committee to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. The Audit Committee of the Board of Directors shall be comprised of no more than four directors with no less than three directors who are independent of management of i3 Mobile, Inc. (the "Company"). All Audit Committee members will be financially literate, and, in particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise.

     The members of the Audit Committee shall be appointed by the Board. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with the Company's investment bankers or financial analysts who follow the Company.

     The Audit Committee shall make regular reports to the Board.


RESPONSIBILITIES:

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements, if any.

5. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

8. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

9. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

10. Approve the fees to be paid to the independent auditor for audit services.

11. Evaluate the retention of the independent auditor for any non-audit service and the fee for such service.

12. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor's independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.


13. Evaluate together with the Board the performance of the independent auditor. If so determined by the Audit Committee, recommend that the Board replace the independent auditor.


14. Recommend to the Board guidelines for the Company's hiring of employees of the independent auditor who were engaged on the Company's account.


15. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.


16. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.


17. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.



18. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.


19. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:


     (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.


     (b) Any changes required in the planned scope of the audit.


20. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.


21. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.


22. Meet at least annually with the chief financial officer or equivalent and the independent auditor in separate executive sessions.


While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                 I3 MOBILE, INC.
                                181 HARBOR DRIVE
                           STAMFORD, CONNECTICUT 06902

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

         The undersigned hereby appoints John A. Lack and/or J. William Grimes as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common stock of i3 Mobile, Inc. held of record by the undersigned on March 29, 2002, at the Annual Meeting of Stockholders to be held on May 22, 2002 or at any adjournment thereof.

1. Election of the following individuals as directors: W. PETER DANIELS AND ROGER L. WERNER, JR. to serve as Class I directors until the Annual Meeting of Stockholders in 2005

[ ] FOR both nominees listed (except as marked to the contrary above)
[ ] WITHHOLD AUTHORITY

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE NOMINEES, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

2. Approval of the proposed amendment to the Certificate of Incorporation to provide for an increase to the authorized shares of the Company.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. Ratification of the appointment of PricewaterhouseCoopers LLP as i3 Mobile, Inc.'s independent auditors for the fiscal year ending December 31, 2002.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR each of the four proposals.

                  (continued, and to be signed, on other side)

                           (continued from other side)

         Receipt of Notice of Annual Meeting of Stockholders and Proxy Statement dated April 12, 2002 is hereby acknowledged.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10005. Facsimile copies of the proxy, properly completed and duly executed, will be accepted at (718) 921-8323. If you have any questions, please call American Stock Transfer & Trust Company at (212) 936-5100.


DATED:___________________________________________, 2002

SIGNATURE:_____________________________________________

SIGNATURE IF HELD JOINTLY:_____________________________

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.